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                                                                 Exhibit 10.1(b)

                                   EXHIBIT I

                           Purchase Option Agreement

     THIS PURCHASE OPTION AGREEMENT (as it may be amended and/or restated from time to time, this "Agreement") is made effective as of the 2nd day of April, 1997, by and between BATTLESHIP, LLC, a Tennessee limited liability company ("Landlord"), and PMT SERVICES, INC., a Tennessee corporation ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -

     The parties hereto, for and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

     1. DEFINED TERMS. All other capitalized terms not otherwise defined in this Agreement, including its preamble, recitals and exhibits, shall have the meanings set forth in that certain Lease Agreement between Landlord and Tenant dated as of the 2nd day of April, 1997 (the "Lease Agreement"). All capitalized terms shall be equally applicable to the singular and plural forms thereof and to any gender form thereof.

     2. GRANT OF PURCHASE OPTION. Subject to the terms and conditions as hereinafter set forth, Landlord, in consideration of the sum of Ten and no/100 Dollars ($10.00) paid by Tenant, the receipt of which is hereby acknowledged, hereby gives and grants to Tenant the exclusive option of purchasing (the "Option") that certain real estate described legally on Exhibit A attached hereto and incorporated herein by this reference, including the building located thereon containing approximately one hundred thirty two thousand one hundred four (132,104) Rentable Square Feet of space and all other buildings and structures located thereon ("Property").

     3. TERM OF PURCHASE OPTION. The term of the Option shall commence on the Commencement Date and shall expire at the expiration or earlier termination of the Lease Term as set forth in the Lease Agreement, unless sooner exercised or terminated as provided herein (the "Option Term").

     4. METHOD OF EXERCISE. The Option may be exercised by Tenant at any time during the Option Term by delivering to Landlord at the address set forth in
Section 16 hereof a written notice (the "Notice of Exercise") stating that Tenant is exercising the Option pursuant to the terms of this Agreement and fixing a date for the conveyance of the Property to Tenant, which date shall not be later than sixty (60) days after Landlord's receipt of the Notice of Exercise or such other date as Landlord and Tenant shall agree to in writing (the "Closing Date").

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     5.  PURCHASE PRICE. (a)  If the Option is duly exercised as provided in
Section 4 hereof, Tenant shall pay the Landlord in cash a purchase price for the Property (the "Purchase Price") equal to the market value of the Property as determined in this Section 5 (the "Market Value") but in no event shall the Purchase Price be less than the aggregate outstanding balance(s) owed on the Closing Date on loan(s) secured by encumbrances on the Property (collectively the "Existing Loans"). The Market Value shall be based upon prevailing purchase prices for comparable space in office buildings in the Green Hills market that are similar to the Building, assuming the Lease Premises has a one hundred percent (100%) occupancy rate and the Remaining Space and Retail Space have a ninety five percent (95%) occupancy rate pursuant to leases having rent rates at the prevailing market rate for the renting of comparable space in office buildings in the Green Hills market that are similar to the Building. The Landlord and Tenant in good faith will attempt to agree on the Market Value. If the Landlord and Tenant are unable to agree on the Market Value within fifteen
(15) days of Landlord's receipt of the Notice of Exercise (the "Negotiation Period"), then, within five (5) days after the last day of the Negotiation Period, the Landlord and Tenant shall each present to the other party hereto its final written determinations of the Market Value (the "Final Offers"). If the Market Values as set forth in the Final Offers are not consistent, then the Market Value shall be determined by baseball arbitration in accordance with the procedure in Section 5(b) hereof.

     (b) For all purposes of this Agreement, baseball arbitration shall follow the following procedures:

          (i) Within ten (10) days after the last day of the Negotiation Period, the Owners shall each select an arbitrator (collectively the "Arbitrators"), who shall be qualified and impartial persons licensed in the State of Tennessee as an MAI appraiser with at least ten (10) years of experience in appraising the type of matters for which they are called on to appraise hereunder.

          (ii) The Arbitrators shall name a third Arbitrator, similarly qualified, within ten (10) days after the appointment of the Arbitrators.

          (iii) Said three (3) Arbitrators shall, by majority vote, after hearing whatever evidence they deem appropriate from the Landlord and Tenant and obtaining any other information they deem necessary, in good faith, make their own determination of Market Value (the "Arbitrators' Initial Determination") and thereafter by majority vote selecting either the Landlord's Final Offer or the Tenant's Final Offer but no other, whichever is closest to the Arbitrators' Initial Determination (the "Final Determination"), such Final Determination to be made within thirty (30) days after the appointment of the

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     third Arbitrator. The Arbitrators' Initial Determination and Final
     Determination shall be in writing and counterparts thereof shall be delivered to the Landlord and Tenant within said thirty (30) day period. The Arbitrators shall have no right or ability to determine the Market Value in any other manner other than as set forth in this Section 5(b). The Final Determination shall be binding upon the Landlord and Tenant.

          (iv) The costs and fees of all three (3) Arbitrators and the costs of all attorneys' fees, experts and witnesses' fees incurred by the Landlord and Tenant shall be paid by the party hereto whose Final Offer was not the basis for the Final Determination.

          (v) If either Landlord or Tenant fails to appoint its appraiser in the manner and within the time specified in Section 5(b)(i) hereof, then the Market Value shall be determined by the Final Offer of the other party hereto.

     6. TITLE INSURANCE. Upon exercise by Tenant of the Option, Landlord shall, within ten (10) days after such exercise, deliver to Tenant, at Tenant's sole expense, evidence of title to the Property, in the form of a preliminary title commitment (the "Commitment") issued by a title insurance company authorized to insure titles in the State of Tennessee, agreeing to issue to the Tenant, upon the recording of the Deed (as defined in Section 7), its standard Owner's Title Insurance Policy in the amount of the Purchase Price insuring merchantable fee simple title to the Property in the Tenant, free and clear of all liens and encumbrances, except taxes and assessments for the year of closing, exceptions, easements, covenants and restrictions of record as of the date hereof and such other exceptions as Tenant shall agree to in writing (the "Permitted Exceptions").

     7. DELIVERY OF DEED. Upon exercise by Tenant of its rights hereunder, Landlord will deliver to Tenant on the Closing Date a good and sufficient Special Warranty Deed (the "Deed"), subject to the Permitted Exceptions, with Tenant to pay all costs associated with such delivery, including but not limited to recording costs, transfer taxes and closing costs. Landlord shall pay all costs associated with the payoff of the Existing Loans and the release of same, including but not limited to recording costs. Each party shall pay its own attorneys' fees.

     8. MEMORANDUM OF OPTION. The parties hereto agree to execute a Memorandum of Option Agreement, such Memorandum creating notice of this Agreement to be recorded in the Office of the Register of Deeds of Davidson County, Tennessee, recording costs for same to be borne by Tenant.

     9. APPORTIONMENTS. All income and all operating expenses and taxes applicable to the Property for the year during which the

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Property is transferred from Landlord to Tenant pursuant to the terms of the
Option shall be apportioned between Landlord and Tenant as of the Closing Date.

     10. SURVEY. Landlord agrees to provide to Tenant at Tenant's sole expense a survey of the Property on or before the Closing Date.

     11. POSSESSION. Possession of the Property shall be delivered to Tenant and Tenant shall be entitled to such possession on the Closing Date, subject to the terms of any then existing leases of the Property or any part thereof.

     12. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the transactions hereinabove set forth, and this Agreement may not be amended, modified, released, or discharged, in whole or in part, except by an instrument in writing signed by both of the parties hereto.

     13. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the respective personal representatives, heirs, successors and assigns of the parties hereto.

     14. FAILURE TO EXERCISE OPTION. If the Tenant does not exercise the Option as herein provided, neither party shall have any further rights or claims against the other under the terms of this Agreement.

     15. REAL ESTATE COMMISSION. It is expressly agreed and understood by all parties hereto that no sales commissions arise out of or from this transaction. Tenant agrees to hold Landlord harmless from any claims of any broker(s) in connection with this Agreement resulting from the actions of Tenant, including reasonable attorneys' fees. Landlord agrees to hold Tenant harmless from any claims of any broker(s) in connection with this Agreement resulting from the actions of Landlord, including reasonable attorneys' fees.

     16. NOTICE. The terms and provisions of Section 34.14 of the Lease Agreement are incorporated herein by this reference.

     17. DEFAULT UNDER LEASE. During the continuation of an Event of Default by Tenant under the Lease, Tenant shall not be entitled to exercise the Option.

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     IN WITNESS WHEREOF, said parties hereunto subscribe their names.

                              LANDLORD:

                              BATTLESHIP, LLC, a Tennessee limited
                              liability company

                              By: /s/ MARK MCDONALD
                                 --------------------------------
                                 Mark McDonald, Chief Manager


                              TENANT:

                              PMT SERVICES, INC., a Tennessee
                              corporation

                              By: /s/ CLAY WHITSON
                                 ---------------------------------
                              Print Name: Clay Whitson
                                         -------------------------
                              Title:  CFO
                                     -----------------------------

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